UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 11, 2021

NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
404 Veterans Airpark Lane, Suite 300
Midland, TX 79705
(Address of Principal Executive Offices)
(432) 262-2700
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01	NGS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2021, Natural Gas Services Group, Inc. (the “Company”) announced that Micah C. Foster has been appointed Vice President, Chief Financial Officer and Secretary of the Company. Mr. Foster succeeds G. Larry Lawrence, who has served as the Company’s Interim Chief Financial Officer since assuming the position on January 5, 2021. Mr. Lawrence previously served as the Company’s Vice President, Chief Financial Officer and Corporate Secretary from 2010 until his retirement in November, 2019.

Mr. Foster has over 17 years of professional experience in the energy industry and public accounting. Prior to joining the Company Mr. Foster served as the Chief Accounting Officer of Legacy Reserves Inc and its predecessor Legacy Reserves LP, a publicly traded oil and natural gas company, from April 2012 until April 2020. Legacy Reserves Inc. filed for protection under Chapter 11 of the federal bankruptcy code in July, 2019 and emerged from bankruptcy in December 2019. Prior to his appointment as Chief Accounting Officer in April 2012, Mr. Foster served in various roles for Legacy ranging from Financial Accountant to Corporate Controller. Prior to joining Legacy, Mr. Foster worked as staff auditor and then senior auditor at Ernst & Young, LLP from July 2003 to January 2006. Mr. Foster holds a BBA in Accounting and Finance from Abilene Christian University and is a Certified Public Accountant.

No family relationship exists between Mr. Foster and any of the Company’ directors or executive officers. There are no related-party transactions in which Mr. Foster or any of his immediate family members has an interest that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Foster’s appointment as Chief Financial Officer, the Company and Mr. Foster have agreed to terms of employment that have been approved by the Board of Directors and are effective as of his date of appointment. Under the agreed-to terms, Mr. Foster will receive an annual base salary of $240,000. In addition, Mr. Foster will be eligible to participate in both the Company’s Short-Term and Long-Term Incentive programs which are outline in the Company’s annual proxy statement. Once Mr. Foster’s employment agreement is complete and executed, it will be filed on Form 8-K with the U.S. Securities and Exchange Commission.
Item 7.01 Regulation FD Disclosure.
On May 11, 2021, the Company issued a press release announcing the appointment of Mr. Foster as Vice President, Chief Financial Officer and Corporate Secretary. A copy of the press release is furnished with this report as Exhibit 99.1 and is incorporated by reference herein.
The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits

The Exhibit listed below is furnished as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release issued

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Date:	May 11, 2021
		By:	/s/ Stephen C. Taylor

Stephen C. Taylor
President & Chief Executive Officer